As filed with the Securities and Exchange Commission on March 29, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Mirna Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	26-1824804
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2150 Woodward Street, Suite 100

Austin, TX 78744

(512) 901-0900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2015 Equity Incentive Award Plan

2015 Employee Stock Purchase Plan

(Full Title of the Plan)

Paul Lammers, M.D., M.Sc.

President & Chief Executive Officer

Mirna Therapeutics, Inc.

2150 Woodward Street, Suite 100

Austin, TX 78744

(512) 901-0900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Alan C. Mendelson, Esq.
Mark V. Roeder, Esq.
Latham & Watkins LLP
140 Scott Drive
Menlo Park, CA 94025
Telephone: (650) 328-4600
Facsimile: (650) 463-2600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	1,249,832 shares	$4.63	$5,786,722.16	$582.73

(1)           Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 2015 Equity Incentive Award Plan (the “2015 Plan”) and the 2015 Employee Stock Purchase Plan (the “ESPP”) by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant’s receipt of consideration which would increase the number of outstanding shares of common stock.

(2)           Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) promulgated under the Securities Act. The offering price per share and the aggregate offering price for shares reserved for future issuance under the 2015 Plan and ESPP are based on the average of the high and the low price of Registrant’s common stock as reported on NASDAQ on March 24, 2016. The chart below details the calculations of the registration fee:

Securities	Number of Shares		Offering Price Per Share		Aggregate Offering Price
Shares reserved for future grant under the 2015 Plan	1,041,527	(3)	$4.63	(2)	$4,822,270.01
Shares reserved for future grant under the ESPP	208,305	(4)	$4.63	(2)	$964,452.15
Proposed Maximum Aggregate Offering Price					$5,786,722.16

(3)           Represents the additional shares of common stock available for future issuance under the 2015 Plan resulting from an annual increase as of January 1, 2016.

(4)           Represents the additional shares of common stock available for future issuance under the ESPP resulting from an annual increase as of January 1, 2016.

Proposed sale to take place as soon after the effective date of the registration statement as awards under the plans are exercised and/or vest.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 1,249,832 shares of the Registrant’s common stock issuable under the following employee benefit plans for which a Registration Statement of the Registrant on Form S-8 (File No. 333-207299) is effective: (i) the 2015 Equity Incentive Award Plan, as a result of the operation of an automatic annual increase provision therein, which added 1,041,527 shares of common stock, and (ii) the 2015 Employee Stock Purchase Plan, as a result of the operation of an automatic annual increase provision therein, which added 208,305 shares of common stock.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENT ON FORM S-8

Pursuant to Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on November 12, 2014 (File No. 333-207299) are incorporated by reference herein.

2

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Austin, Texas, on March 29, 2016.

MIRNA THERAPEUTICS, INC.

By:	/s/ Paul Lammers
Paul Lammers, M.D., M.Sc. President and Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Paul Lammers, Alan Fuhrman and Jon Irvin, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul Lammers	Director, President and Chief Executive Officer	March 29, 2016
Paul Lammers, M.D., M.Sc.	(Principal Executive Officer)

/s/ Alan Fuhrman	Chief Financial Officer	March 29, 2016
Alan Fuhrman	(Principal Financial Officer)

/s/ Jon Irvin	Vice President of Finance	March 29, 2016
Jon Irvin	(Principal Accounting Officer)

/s/ Michael Powell	Chairman of the Board	March 29, 2016
Michael Powell, Ph.D.

/s/ Lawrence M. Alleva	Director	March 29, 2016
Lawrence M. Alleva

/s/ Elaine V. Jones	Director	March 29, 2016
Elaine V. Jones, Ph.D.

/s/ Edward Mathers	Director	March 29, 2016
Edward Mathers

/s/ Clay Siegall	Director	March 29, 2016
Clay Siegall, Ph.D.

/s/ Matthew Winkler	Director	March 29, 2016
Matthew Winkler, Ph.D.

/s/ Peter Greenleaf	Director	March 29, 2016
Peter Greenleaf

3

Exhibit Index

Exhibit		Incorporated by Reference			Filed
Number	Exhibit Description	Form	Date	Number	Herewith

4.1	Amended and Restated Certificate of Incorporation.	8-K	10/6/2015	3.1

4.2	Amended and Restated Bylaws.	8-K	10/6/2015	3.2

4.3	Form of Common Stock Certificate.	S-1/A	09/18/2015	4.2

4.4	Third Amended and Restated Investor Rights Agreement, dated as of March 31, 2015, by and among Mirna Therapeutics, Inc. and certain of its stockholders.	S-1/A	09/11/2015	4.3

4.5	Registration Rights Agreement, dated October 5, 2015, by and between Mirna Therapeutics, Inc. and the Cancer Prevention and Research Institute of Texas.	8-K	10/6/2015	4.1

5.1	Opinion of Latham & Watkins LLP.				X

23.1	Consent of independent registered public accounting firm.				X

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).				X

24.1	Power of Attorney. Reference is made to the signature page to the Registration Statement.				X

99.1(A)#	2008 Long Term Incentive Plan, as amended.	S-1	8/24/2015	10.8(A)

99.1(B)#	Form of Notice of Stock Option Grant under 2008 Long Term Incentive Plan.	S-1	8/24/2015	10.8(B)

99.1(C)#	Form of Stock Option Agreement under 2008 Long Term Incentive Plan.	S-1	8/24/2015	10.8(C)

99.2(A)#	2015 Equity Incentive Award Plan.	S-1	9/18/2015	10.9(A)

99.2(B)#	Form of Stock Option Grant Notice and Stock Option Agreement under the 2015 Equity Incentive Award Plan.	S-1/A	9/11/2015	10.9(B)

99.2(C)#	Form of Restricted Stock Award Agreement and Restricted Stock Unit Award Grant Notice under the 2015 Equity Incentive Award Plan.	S-1/A	9/112015	10.9(C)

99.3#	2015 Employee Stock Purchase Plan.	S-1/A	9/18/2015	10.10

#Indicates management contract or compensatory plan.

4